Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

FIRST-QUARTER FINANCIAL RESULTS

Reports first-quarter revenues of $49.9 million; adjusted EBITDA of $3.3 million; adjusted EPS of $0.04 per share

Reduces fully diluted shares outstanding by 8% by repurchasing $3.2 million of Convertible Loan Notes and buying back 2.3 million shares via Dutch auction

Acquires TracePoint, an organizational change management (OCM) firm, positioning ISG for industry leadership amid rapidly growing demand for OCM solutions

Raises full-year 2016 revenue guidance

STAMFORD, Conn., May 9, 2016 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the first quarter ended March 31, 2016.

“Our first-quarter results and strengthening pipeline have positioned us to deliver on our financial objectives for the full year. First-quarter 2016 revenues were essentially flat with the prior year, with double-digit growth in Asia Pacific and solid growth in Europe offsetting a decline in the Americas,” said Michael P. Connors, chairman and chief executive officer. “Revenue in the Americas continues to build, with 4 percent sequential revenue growth in Q1 and solid growth projected for the full year.

“We approached this quarter differently than we have previous first quarters, hiring ahead of revenue to address our immediate growth opportunities. We invested in resources to accelerate the growth of ISG Research, to further expand our Digital Advisory Services and Higher Education businesses, and to launch ISG Events, which, in addition to producing a new revenue stream, will help foster greater engagement with our clients and prospects. We believe these investments, including providing digital training this quarter to more than 500 of our professionals, will deliver solid growth over the next two years.

“Overall, we are pleased with the operating momentum we are seeing in the business, including our expanding ‘Go Digital’ opportunities with clients. In light of this, we are raising our revenue forecast for the year. Coupled with the favorable reaction to the successful execution of our recently completed stock tender offer, this demonstrates the confidence we have in our ability to strategically deliver value to our clients and shareholders,” said Connors.

First-Quarter 2016 Results

ISG reported first-quarter revenues of $49.9 million, flat versus the prior year on a constant-currency basis and down 1 percent on a reported basis, from $50.5 million in the first quarter of 2015. Currency negatively impacted reported revenues by $0.8 million versus the prior year. Revenues were $25.9 million in the Americas (down 6 percent from the same period in 2015), $19.0 million in Europe (up 7 percent), and $5.0 million in Asia Pacific (up 12 percent), with growth rates in constant currency.

First-quarter 2016 adjusted EBITDA (a non-GAAP measure defined as net income before net income attributable to non-controlling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, tax indemnity receivable, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain) was $3.3 million compared with $4.6 million in last year’s first quarter. This year’s first quarter was negatively impacted by $0.4 million in deal costs associated with the stock tender offer and the previously discussed increase in costs associated with building new revenue streams.

ISG reported operating income of $0.1 million for the first quarter of 2016. This compares with operating income of $2.0 million in the first quarter of 2015. Included in the first-quarter 2016 operating income were $0.4 million in deal costs associated with the stock tender offer and an additional $0.6 million in stock compensation versus the prior period.  The net loss for the first quarter was $0.7 million compared with net income of $0.9 million in the first quarter of 2015. Included in the first-quarter 2016 net loss was $0.5 million in foreign-currency transaction losses from hedging a majority of our projected Euro EBITDA translation exposure versus the U.S. dollar, compared with a $0.4 million foreign-currency transaction gain in the prior year. Reported fully diluted loss per share was $-0.02 per share compared with fully diluted income per share of $0.02 for the same period in 2015. Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis) for the first quarter was $1.3 million, or $0.04 per share on a diluted basis, compared with adjusted net income of $2.0 million, or $0.05 per share on a diluted basis, in the prior year’s first quarter.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $18.0 million at March 31, 2016, up slightly from the December 31, 2015 balance of $17.8 million. The increase in cash balances from December 31, 2015 was principally attributable to operating results, partially offset by $2.0 million in non-operating use of cash for debt repayments ($0.6 million), acquisition-related costs ($0.5 million) and for stock repurchases ($0.9 million). Total outstanding debt at March 31, 2016 was $49.5 million compared with $50.2 million at December 31, 2015.

On April 7, 2016, the company completed a tender offer to purchase 2.3 million shares of its common stock at a purchase price of $4.00 per share for an aggregate cost of approximately $9.7 million, including $0.4 million in fees and expenses. ISG funded the transaction by drawing on its revolving credit facility.

On May 6, the company prepaid $3.2 of the $3.4 million of the Compass Convertible Loan Notes outstanding as full satisfaction of such indebtedness owed by the company to the payee; no gain or loss will be recorded as a result of the transaction, which was funded by drawing on the company’s revolving credit facility. The prepayment of these Compass Convertible Loan Notes reduces the company’s fully diluted share count by approximately 0.8 million shares; including the 2.3 million shares repurchased through the Dutch auction tender offer, ISG’s total fully diluted shares outstanding will be reduced by 3.1 million shares in the second quarter.

ISG Acquires TracePoint Consulting

On April 29, 2016, ISG acquired TracePoint Consulting, an industry-leading organizational change management firm based in Atlanta, Georgia. TracePoint’s business transformation services enable Global 1000 enterprises to successfully manage the changes associated with digital transformations, system implementations and upgrades, mergers and acquisitions and other large-scale business change initiatives.

“Our acquisition of TracePoint adds industry-leading capabilities, credibility and partnerships that immediately enhance our transformation services in the key area of organizational change management (OCM),” said Connors. “Demand for OCM is growing in the age of Digital Business, a period marked by intense change and increased complexity as organizations pivot quickly toward digital solutions that enhance customer experience, improve organizational efficiency and response times, and enhance top- and bottom-line growth. TracePoint is part of the continued expansion of ISG Digital Advisory Services launched last year.”

Randy Geoghagan, founder and president of TracePoint, and his team will continue to lead the OCM business.  Geoghagan founded TracePoint in 2009.

Raising 2016 Full-Year Revenue and Reaffirming Adjusted EBITDA Guidance

“For 2016, we are raising our forecasted growth in revenues to a range of 7 percent to 9 percent, and we are reaffirming our forecasted growth in adjusted EBITDA of between 10 percent and 15 percent, excluding the impact of currency,” Connors said.  “This is based on the continued growth we are experiencing in Europe and Asia Pacific, our strengthening pipeline in the Americas and the revenue contribution we expect from TracePoint.”

Conference Call

ISG has scheduled a call for 9:00 a.m., Eastern Time, Monday, May 9, 2016, to discuss the company’s first-quarter results.  The call can be accessed by dialing 1-888-430-8705 or, for international callers by dialing 001-719-325-2432.  The access code is 8674077.  A recording of the conference call will be accessible on ISG’s website www.isg-one.com for approximately four weeks following the call.

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About Information Services Group

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience and global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 1,000 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the first quarter ended March 31, 2016 and March 31, 2015.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to noncontrolling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, tax indemnity receivable, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

ISG reports results in U.S. dollars, but does business on a global basis. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of ISG’s financial results in this release includes comparisons with the prior year in constant currency terms, using consistent exchange rates. Management believes this information facilitates comparison of underlying results over time.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Consolidated Statement of Comprehensive Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015

Revenues	$49,929	$50,539
Operating expenses
Direct costs and expenses for advisors	31,368	30,438
Selling, general and administrative	16,711	16,410
Depreciation and amortization	1,718	1,718
Operating income	132	1,973
Interest income	22	2
Interest expense	(428)	(498)
Foreign currency transaction (loss) gain	(506)	374

(Loss) income before taxes	(780)	1,851
Income tax (benefit) provision	(129)	944
Net (loss) income	(651)	907
Net income attributable to noncontrolling interest	48	54
Net (loss) income attributable to ISG	$(699)	$853

Weighted average shares outstanding:
Basic	37,340	37,032
Diluted	37,340	38,490

(Loss) earnings per share attributable to ISG:
Basic	$(0.02)	$0.02
Diluted	$(0.02)	$0.02

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015

Net (loss) income attributable to ISG	$(699)	$853
Plus:
Net income attributable to noncontrolling interest	48	54
Interest expense (net of interest income)	406	496
Income taxes	(129)	944
Depreciation and amortization	1,718	1,718
Interest on contingent consideration	30	—
Non-cash stock compensation	1,464	902
Foreign currency transaction	506	(374)
Adjusted EBITDA	$3,344	$4,593

Net (loss) income attributable to ISG	$(699)	$853
Plus:
Intangible amortization	1,275	1,279
Non-cash stock compensation	1,464	902
Foreign currency transaction	506	(374)
Tax effect (1)	(1,233)	(687)
Adjusted net income	$1,313	$1,973

Weighted average shares outstanding:
Basic	37,340	37,032
Diluted	37,340	38,490

Adjusted earnings per share:
Basic	$0.04	$0.05
Diluted	$0.04	$0.05

(1) Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2016	Three Months Ended	Constant currency	March 31, 2015
	March 31, 2016	impact	Adjusted	March 31, 2015	impact	Adjusted
Revenue	$49,929	$(199)	$49,730	$50,539	$(987)	$49,552
Operating income	$132	$(154)	$(22)	$1,973	$(97)	$1,876
Adjusted EBITDA	$3,344	$(147)	$3,197	$4,593	$(103)	$4,490